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                              SEALRIGHT CO., INC.

                     SPECIAL MEETING MONDAY, JUNE 29, 1998

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned stockholder(s) of Sealright Co., Inc., a Delaware corporation (the "Company"), appoint CHARLES F. MARCY and JOHN T. CARPER and, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the special meeting of its stockholders to be held at the offices of Bryan Cave LLP, Suite 3700, One Kansas City Place, 1200 Main Street, Kansas City, Missouri 64105, on June 29, 1998 at 10 a.m. Central Daylight Time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

      YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY

               (Continued and to be SIGNED on the reverse side)
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                          SEALRIGHT CO., INC.


1.Approval and adoption of the Agreement and Plan of Merger, dated as of March 2, 1998 by and among the Company, Huhtamaki Oy ("Huhtamaki") and Seal Acquisition Corporation ("Acquisition Sub") and the transactions contemplated therein, including the partial redemption of common stock of the Company and the merger of Acquisition Sub, a wholly-owned subsidiary of Huhtamaki into the Company with the Company surviving the merger as a wholly-owned subsidiary of Huhtamaki, pursuant to which transactions, each outstanding share of the Company's common stock, par value $.10 per share will be converted into the right to receive $11.00 in cash without interest and one-half share of common stock, par value $.01 per share of the Company's subsidiary, JPS Packaging Company ("JPS Packaging"), with any partial shares of common stock of JPS Packaging issued to a stockholder being redeemed by JPS Packaging for $6.86 in cash per share.

For [_]   Against [_]   Abstain [_]


2. On any other matter that may be submitted to a vote of stockholders.

For [_]   Against [_]   Abstain [_]

This proxy will be voted "FOR" above the proposal if no instruction to the contrary is indicated. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of the Company's Board of Directors.


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                                     Dated


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(PLEASE SIGN NAME OR NAMES AS APPEARING ON THIS PROXY. IF SIGNING AS A REPRE-
SENTATIVE, PLEASE INCLUDE CAPACITY.


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                     * CUT OR TEAR ALONG PERFORATED EDGE *